Exhibit 10.8d

FOURTH AMENDMENT

OF

FMC TECHNOLOGIES, INC. SAVINGS AND INVESTMENT PLAN

WHEREAS, FMC Technologies, Inc. (the “Company”) maintains the FMC Technologies, Inc. Savings and Investment Plan (the “Plan”); and

WHEREAS, the Plan provision relating to Cashout of Small amounts states that if a Participant’s Account Balance is not larger than $5,000 the Account Balance will be paid in one lump sum to the Participant as soon as practicable after the Participant’s separation from service, without his or her consent or the consent of his or her spouse.;

WHEREAS, the Company now deems necessary and desirable to amend the Plan to eliminate Cashout of Small Amounts to be consistent with new IRS regulations related to the administrative handling of Cashout of Small Lump Sums if offered or required under the Plan; and

NOW, THEREFORE, by virtue of the authority reserved to the Company by Section 10.1 of the Plan, the Plan is hereby amended effective as of January 1, 2005 to eliminate Article VI, Section 6.1 that reads as follows:

Section 6.1. Cashout of Small Accounts is here by amended by deleting the following to the end thereof:

“Notwithstanding any other Plan provision, if a Participant’s Account Balance is not larger than $5,000 the Account Balance will be paid in one lump sum to the Participant as soon as practicable after the Participant’s separation from service, without his or her consent or the consent of his or her spouse.”

IN WITNESS WHEREOF, the undersigned officer has executed the foregoing amendment on behalf of the Company, this 20th day of July 2005.

FMC TECHNOLOGIES, INC.

By:	/s/ Michael W. Murray
Vice President
Human Resources